Exhibit 99.1



           BioTime Announces Strong Royalty Revenue Increase for First
                                  Quarter 2004


    BERKELEY, Calif.--(BUSINESS WIRE)--May 13, 2004--BioTime, Inc.
(AMEX:BTX):

    -- 20% Increase in Royalty Revenue Recognized on Hextend(R) Sales for First Quarter

    --  35% Increase in Total Revenue for First Quarter

    --  118% Increase in Hextend Royalties on Hextend Sales during
        First Quarter

    --  Abbott Laboratories Assigns Hextend License to Hospital
        Products Spin-off Hospira, Inc.

    --  Successful Rights Offering Completed; Long-Term Debt
        Eliminated

    BioTime, Inc. (AMEX:BTX) today announced financial results for the first quarter ended March 31, 2004.
    Royalty revenues from Hextend(R) product sales by Abbott Laboratories increased 20% to $115,887 for the first quarter of 2004, from $96,622 during the same period last year. BioTime's total quarterly revenue increased 35% to $130,700 for the first quarter of 2004, from $96,622 for the same period last year. The Company recognizes royalty revenues in the quarter in which the sales report is received, rather than the quarter in which the sales took place. Therefore, revenues for the three months ended March 31, 2004 included royalties on sales made by Abbott during the three months ended December 31, 2003.
    BioTime received $181,274 in royalties from Abbott Laboratories based on Hextend sales during the three months ended March 31, 2004. This represents an increase of 118% over royalties of $83,234 received during the same period last year. This revenue will be recognized in the Company's financial statements for the second quarter ending June 30, 2004.
    "Hextend sales to the U.S. Armed Forces during the first three months of this year contributed to a significant portion of the increase in royalties we received," said Judith Segall, BioTime Vice President of Operations, Office of the President. "Hextend is the preferred resuscitation fluid of the U.S. Special Operations Command. Because the military purchases Hextend in intermittent, large volume orders, it is difficult to predict sales to them in subsequent quarters."
    "Increased sales of Hextend to hospitals during the first quarter also contributed to higher royalties received. The use of Hextend in leading U.S. hospitals and teaching universities, hospital chains and HMOs offers a valuable endorsement of its medical importance, and points to favorable long-term sales growth potential as use of the product begins to proliferate within smaller hospitals around the nation," Segall added.
    Effective May 3, 2004, Abbott Laboratories, BioTime's exclusive North American licensing partner for Hextend, spun off most of its hospital products division business into a new company called Hospira, Inc. (NYSE: HSP). Hospira is among the largest hospital products manufacturers in the U.S., and Abbott's license to manufacture and market Hextend has been assigned to the new company.
    Research and development expenses for the first quarter of 2004 totaled $227,806, compared to $224,536 for the first quarter of 2003. The increase was primarily attributable to an increase in outside research costs. General and administrative expenses for the first quarter of 2004 totaled $408,392, compared to $337,768. The increase in general and administrative expenses was primarily due to increases in printing costs, general and administrative consulting fees, and trademark expenses; partially offset by decreases in legal and accounting fees.
    BioTime completed a subscription rights offer of common stock and warrants during January 2004, raising $3,584,424 through the sale of 2,560,303 common shares and 1,280,073 warrants. Following the completion of the rights offer, BioTime raised an additional $600,000 by selling an additional 428,571 common shares and 214,284 warrants under a Standby Purchase Agreement to certain persons who acted as Guarantors of the rights offer. BioTime was able to eliminate its $3,350,000 of debenture indebtedness during the first quarter of 2004 by using a portion of the proceeds of the rights offer to repay $1,850,000 of debentures in cash, and by issuing a total of 1,071,428 common shares and 535,712 common share purchase warrants in exchange for $1,500,000 of debentures.
    Net interest expense totaled $1,137,444 for the three months ended March 31, 2004, compared to net interest expense of $205,447 for the three months ended March 31, 2003. The increase reflects interest expense of $1,106,392 attributable to the excess of the fair value of consideration given to the debenture holders who exchanged their debentures for BioTime common shares and warrants over the carrying amount of the debentures at the time of the exchange.
    BioTime reported a net loss of $(1,642,942), or $(0.10) per basic and diluted share, for the three months ended March 31, 2004, compared to a net loss of $(751,129), or $(0.06) per basic and diluted share, for the three months ended March 31, 2003.
    Cash and cash equivalents totaled $2,119,803 at March 31, 2004, compared with $717,184 at December 31, 2003. Total shareholders' equity was $1,702,400 at March 31, 2004, compared with total shareholders' deficit of $(2,430,551) at December 31, 2003. As of March 31, 2004, the Company had no long-term debt.

    About BioTime, Inc.

    BioTime, headquartered in Berkeley, California develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, organ preservation solutions and technology for use in surgery, emergency trauma treatment and other applications. BioTime's FDA approved lead product Hextend(R) is manufactured and marketed in the U.S. and Canada by Abbott Laboratories' global hospital products spin-off Hospira, Inc. under an exclusive licensing agreement. Information about BioTime can be found on the web at www.biotimeinc.com.

    Forward Looking Statements

    The matters discussed in this press release include forward-looking statements which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated. Such risks and uncertainties include but are not limited to the results of clinical trials of BioTime products; the ability of BioTime and its licensees to obtain FDA and foreign regulatory approval to market BioTime products; competition from products manufactured and sold or being developed by other companies; and the price of and demand for BioTime products. Other risk factors are discussed in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission.


                                  BIOTIME, INC.
                          (A Development Stage Company)
                            CONDENSED BALANCE SHEETS



                                              March 31,   December 31,
                                                2004         2003
                                             ------------ ------------
                                             (Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents                     $2,119,803     $717,184
Prepaid expenses and other current assets        108,360      289,865
                                             ------------ ------------
Total current assets                           2,228,163    1,007,049

EQUIPMENT, net of accumulated depreciation
 of $543,982 and $532,663, respectively           37,127       48,446
DEPOSITS AND OTHER ASSETS                         16,050       16,050
                                             ------------ ------------
TOTAL ASSETS                                  $2,281,340   $1,071,545
                                             ============ ============


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities        $185,190     $408,891
Current portion of debentures, net of
 discount of $664,608                                  -    2,685,392
                                             ------------ ------------
Total current liabilities                        185,190    3,094,283

DEFERRED LICENSE REVENUE                         393,750      407,813

COMMITMENTS                                            -            -

SHAREHOLDERS' EQUITY (DEFICIT):
Preferred Shares, no par value, undesignated
 as to Series, authorized 1,000,000
 shares; none outstanding                              -            -
Common Shares, no par value, authorized
 40,000,000 shares; issued and outstanding
 shares; 17,775,249 and 13,654,949,
 respectively                                 38,633,445   32,857,552
Contributed Capital                               93,972       93,972
Deficit accumulated during development stage (37,025,017) (35,382,075)
                                             ------------ ------------
Total shareholders' equity (deficit)           1,702,400   (2,430,551)
                                             ------------ ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
 (DEFICIT)                                    $2,281,340   $1,071,545
                                             ============ ============





                                  BIOTIME, INC.
                          (A Development Stage Company)

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (unaudited)



                          Three Months Ended     Period from Inception
                               March 31,        (November 30, 1990) to
                           2004         2003        March 31, 2004
                        ------------ ----------- ---------------------

REVENUE:
License fees                $14,813          $-            $2,557,000
Royalty from product
 sales                      115,887      96,622             1,187,172
Reimbursed regulatory
 fees                             -           -                34,379
                        ------------ ----------- ---------------------
Total revenue               130,700      96,622             3,778,551
                        ------------ ----------- ---------------------

EXPENSES:
Research and
 development               (227,806)   (224,536)          (23,864,832)
General and
 administrative            (408,392)   (337,768)          (16,414,990)
                        ------------ ----------- ---------------------
Total expenses             (636,198)   (562,304)          (40,279,822)
                        ------------ ----------- ---------------------

INTEREST INCOME
 (EXPENSE) AND OTHER:    (1,137,444)   (205,447)             (416,395)
                        ------------ ----------- ---------------------

Loss before income
 taxes                   (1,642,942)   (671,129)          (36,917,666)

Foreign Taxes                     -     (80,000)              (82,520)
                        ------------ ----------- ---------------------

                        ------------ ----------- ---------------------
NET LOSS                $(1,642,942)  $(751,129)         $(37,000,186)
                        ============ =========== =====================

BASIC AND DILUTED LOSS
 PER SHARE                   $(0.10)     $(0.06)
                        ============ ===========

COMMON AND EQUIVALENT
 SHARES USED IN
 COMPUTING PER SHARE
 AMOUNTS:
BASIC AND DILUTED        16,337,128  13,564,545
                        ============ ===========


    CONTACT: BioTime, Inc.
             Judith Segall, 510-845-9535
             or
             Financial Relations Board
             Kristen McNally, 310-407-6548
             (Investor/Analyst Information)
             kmcnally@financialrelationsboard.com